UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 8, 2021

VISION HYDROGEN CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-55802	47-4823945
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

95 Christopher Columbus Drive, 16th Floor, Jersey City, NJ 07302

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (551) 298-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Vision Hydrogen Corporation is referred to herein as “we”, “our, or “us”.

Item 1.01 Entry into a Material Definitive Agreement

On November 8, 2021, we entered into a Stock Purchase Agreement (the “Purchase Agreement”) with VoltH2 Holdings AG (“VoltH2”), a Swiss corporation, and the other shareholders of VoltH2 (each, a “Seller”, and together, the “Sellers”) pursuant to which we acquired VoltH2 (the “Acquisition”). VoltH2 is a European-based developer of clean hydrogen production facilities for the supply of commercial offtake volumes of clean hydrogen to manufacturers, gas and power traders, industrial consumers, and both heavy and marine transportation sectors that have pivoted away from carbon emitting energy sources and fuels.

Pursuant to the Purchase Agreement, we acquired an 84.1% interest of VoltH2, and together with our existing 15.9% ownership interest, we now own 100% of VoltH2. The Acquisition was completed in exchange for 8,409,091 shares of our common stock (the “Consideration Shares”). In connection with the Acquisition, we also entered into an indemnification escrow agreement (the “Escrow Agreement”) with one of the Sellers providing for the periodic release of up to 1,768,182 of the Consideration Shares (the “Escrowed Shares”) and a pledge and security agreement (the “Pledge and Security Agreement”) to grant to us a continuing security interest in the Escrowed Shares to secure such Seller’s indemnity obligations under the Purchase Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information set forth in Item 1.01 is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

In connection with the Acquisition, we have had certain changes to our management and board of directors. Andrew Hromyk, 55, has been appointed as our Co-Chief Executive Officer and to our board of directors. Mr. Hromyk is a founding shareholder of VoltH2 and has been an active investor in and operator of numerous development companies during his 30-year career. Since 1995, Mr. Hromyk has been Principal of First Finance Limited and its sister company Century Capital Management Ltd., a private equity investment advisory group based in Vancouver, British Columbia.

Andre Jurres, 58, has been appointed as our Co-Chief Executive Officer and to our board of directors. Mr. Jurres is a founding shareholder of VoltH2, and brings over 20 years’ experience across the energy and telecom sectors. Mr. Jurres has served as the Managing Director of VoltH2 since June 2020. Mr. Jurres has also served as the Managing Director of Volt Energy B.V. since 2017. Mr. Jurres was a co-founder of NPG Energy, an operator of green power projects in the Benelux region, and served as NPG Energy’s Managing Director until 2017. Mr. Jurres was founder and Chief Executive Officer of Essent Belgium, a residential and commercial energy supplier in Belgium. Mr. Jurres has also held other senior positions with Dong Energy, TeliaSonera, Belgacom and KPN mobile. As part of the Acquisition, the Company acquired a services agreement with an entity controlled by Andres Jurres (the “VoltH2 Services Agreement”) pursuant to which Mr. Jurres is paid €225,000 per year with a discretionary annual bonus of up to €112,500.

Arron Smyth, 42,  has been appointed as our Executive Vice-President of Corporate Development. Mr. Smyth, also a shareholder of VoltH2, has over 17 years of business experience spanning financial services, investment banking, business leadership and operations in both developed and emerging markets. Since 2018 Mr. Smyth has been Managing Director Europe for the First Finance group of companies, developing and supporting the group’s private equity investments and projects including Evolution Terminals, a Netherlands-based developer of tank terminal and port infrastructure for the bulk storage and handling of clean and sustainable energy products. From 2015 to 2018, Mr. Smyth was a corporate advisor at Brandon Hill Capital.

Andrew Hidalgo, our former Chief Executive Officer, has been appointed as our Senior Vice-President. Mr. Hidalgo also resigned as a director. Also on November 8, 2021, the Company entered into a services agreement (the “Turquino Services Agreement”) with Turquino Equity LLC providing for payment of $25,000 per month for Mr. Hidalgo’s continued service to the Company and for Matthew Hidalgo’s continued services as Chief Financial Officer.

The foregoing summaries of the Purchase Agreement, Escrow Agreement, Pledge and Security Agreement, VoltH2 Services Agreement and Turquino Services Agreement are qualified in their entirety by the full text of such documents filed as exhibits to this report, and incorporated herein by reference.

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Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment to this Form 8-K within 71 calendar days of the date on which this report is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment to this Form 8-K within 71 calendar days of the date on which this report is required to be filed.

(d) Exhibits

Exhibit No.	Description
2.1	Stock Purchase Agreement, dated as of November 8, 2021
10.1	Escrow Agreement, dated as of November 8, 2021
10.2	Pledge and Security Agreement, dated as of November 8, 2021
10.3	Services Agreement originally entered into on December 2, 2020 as assigned and amended to date
10.4	Services Agreement with Turquino Equity LLC by VoltH2 B.V. and Volt Energy B.V., dated as of November 8, 2021
99.1	Press release issued by Vision Hydrogen Corporation on November 9, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VISION HYDROGEN CORPORATION

Date: November 9, 2021	By:	/s/ Matthew Hidalgo
Matthew Hidalgo
Chief Financial Officer

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